Exhibit 99.1

Popular, Inc. Announces Second Quarter 2025 Financial Results

•	Net income of $210.4 million in Q2 2025, compared to net income of $177.5 million in Q1 2025.

•	Earnings per share (“EPS”) of $3.09 in Q2 2025 vs. $2.56 in Q1 2025.

•	Net interest income of $631.5 million in Q2 2025, an increase of $25.9 million when compared to Q1 2025.

•	Net interest margin of 3.49% in Q2 2025, compared to 3.40% in Q1 2025; net interest margin on a taxable equivalent basis of 3.85% in Q2 2025, compared to 3.73% in Q1 2025.

•	Non-interest income of $168.5 million in Q2 2025, compared to $152.1 million in Q1 2025.

•	Operating expenses amounted to $492.8 million, compared to $471.0 million in Q1 2025.

•	Credit quality metrics improved:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $2.4 million from Q1 2025; NPLs to loans ratio decreased two basis points to 0.82%;

•	Net charge-offs (“NCOs”) decreased by $6.9 million from Q1 2025; annualized NCOs to average loans held-in-portfolio at 0.45% vs. 0.53% in Q1 2025.

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.02% vs. 2.05% in Q1 2025; and

•	ACL to NPLs at 246.9% vs. 242.7% in Q1 2025.

•	Money market and investment securities increased by $1.1 billion from Q1 2025; average quarterly balances increased by $261.9 million.

•	Loans held in portfolio, excluding loans held-for-sale, amounted to $38.2 billion, up $931.1 million from Q1 2025; average quarterly loan balances higher by $579.0 million.

•	Deposit balances amounted to $67.2 billion, an increase of $1.4 billion from Q1 2025; average quarterly deposits higher by $498.6 million.

•	Common Equity Tier 1 ratio of 15.91%, Common Equity per share of $87.31 and Tangible Book Value per share increase of $3.39 to $75.41 at June 30, 2025.

•

Capital actions during the quarter ended June 30, 2025 included the repurchase of 1,136,390 shares of common stock for $112.0 million at an average price of $98.54 per share. As of June 30, 2025, a total of $451.5 million had been repurchased under a common stock repurchase authorization of up to $500 million announced in Q3 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $210.4 million for the quarter ended June 30, 2025, compared to net income of $177.5 million for the quarter ended March 31, 2025.

“We delivered strong performance in the second quarter, highlighted by higher net interest income, an expanding net interest margin, healthy loan and deposit growth, and improved credit quality,” said Javier D. Ferrer, President and Chief Executive Officer of Popular, Inc. “I would like to recognize our colleagues, whose hard work made these achievements possible. I assume the role of CEO with a deep sense of responsibility and genuinely honored by the privilege of leading such a talented and dedicated team.

We recently announced an increase in our quarterly common stock dividend, from $0.70 to $0.75 per share, and a new common stock repurchase program of up to $500 million — actions that reflect the strength of our capital position and our continued commitment to delivering value to shareholders.

Our focus continues to be on executing our Transformation, ensuring we are the #1 bank for our customers while simplifying our operations to improve efficiency. With the progress we are making, we are optimistic about our future and confident in our ability to drive sustained performance.”

Significant Events

Capital actions

On July 16, 2025, the Corporation announced the following capital actions:

•

an increase in the Corporation’s quarterly common stock dividend from $0.70 to $0.75 per share, commencing with the dividend payable in the fourth quarter of 2025, subject to the approval by the Corporation’s Board of Directors; and

•	a new common stock repurchase program of up to $500 million.

This new common stock repurchase program is in addition to the $500 million common stock repurchase program announced by the Corporation on July 24, 2024 (the “2024 Repurchase Program”). As of July 15, 2025, approximately $32.8 million remained available for common stock repurchases under the 2024 Repurchase Program.

The Corporation’s planned common stock repurchases may be executed in open market transactions, privately negotiated transactions, block trades or any other manner determined by the Corporation. The timing, quantity and price of such repurchases will be subject to various factors, including market conditions, the Corporation’s capital position and financial performance, the capital impact of strategic initiatives and regulatory and tax considerations. The common stock repurchase program does not require the Corporation to acquire a specific dollar amount or number of shares and may be modified, suspended or terminated at any time without prior notice.

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Net interest income	$631,549	$605,597	$568,312	$1,237,146	$1,119,056
Provision for credit losses	48,941	64,081	46,794	113,022	119,392

Net interest income after provision for credit losses	582,608	541,516	521,518	1,124,124	999,664
Other non-interest income	168,477	152,061	166,306	320,538	330,124
Operating expenses	492,761	471,012	469,576	963,773	952,689

Income before income tax	258,324	222,565	218,248	480,889	377,099
Income tax expense	47,884	45,063	40,459	92,947	96,027

Net income	$210,440	$177,502	$177,789	$387,942	$281,072

Net income applicable to common stock	$210,087	$177,149	$177,436	$387,236	$280,366

Net income per common share-basic	$3.09	$2.56	$2.47	$5.64	$3.90

Net income per common share-diluted	$3.09	$2.56	$2.46	$5.64	$3.90

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F for the quarter ended June 30, 2025. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Net Interest Income and Net Interest Margin

The Corporation’s net interest income for the second quarter of 2025 was $631.5 million, an increase of $25.9 million compared to $605.6 million in the previous quarter. The net interest margin (“NIM”) for the quarter was 3.49%, compared to 3.40% in the first quarter of 2025, an increase of nine basis points. Net interest income was positively impacted by one additional day when compared to the previous quarter, resulting in higher net interest income by $4.9 million.

During the period, average deposits increased by $498.6 million, including $143.2 million in average non-interest bearing deposits, compared to the first quarter of 2025, which enabled NIM expansion as a result of the increase in U.S. Treasuries at higher rates. NIM expansion was also driven by loan growth in the commercial, construction, mortgage and auto portfolios, as well as a favorable repricing of P.R. public deposits in Banco Popular de Puerto Rico (“BPPR”) and Popular Bank (“PB”, or “Popular U.S.”) deposits.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the second quarter of 2025 was $697.2 million, an increase of $33.3 million. Net interest margin on a taxable equivalent basis for the second quarter of 2025 was 3.85%, an increase of 12 basis points.

The main drivers of net interest income on a taxable equivalent basis were:

•

higher income from investment securities by $15.9 million or 15 basis points due to investment activity of U.S. Treasuries at higher yields, largely attributed to higher average deposits as described above;

•

higher interest income from loans by $19.0 million, or two basis points, attributable to higher average loan balances and robust growth across most portfolios. Higher yields were noted across the majority of the loan portfolios which contributed to the increase during the period when compared to the first quarter of 2025, most notably in commercial by two basis points, in mortgage by seven basis points and in auto by two basis points; and

•

lower interest expense on interest-bearing deposits by $2.8 million, or seven basis points, driven primarily by a reduction in the cost of market-linked P.R. public deposits by 10 basis points and the cost of deposits in PB by 14 basis points, partially offset by an increase in the cost of interest-bearing deposits, excluding P.R. public deposits in BPPR. Total deposit costs decreased by five basis points to 1.78% quarter-over-quarter; excluding P.R. public deposits, total deposit costs were lower by two basis points to 1.15%;

partially offset by:

•	higher interest expense in other short-term borrowings by $3.8 million driven by FHLB advances in Popular Bank.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the BPPR segment, net interest income for the second quarter of 2025 was $538.5 million, representing an increase of $16.6 million over the previous quarter. Net interest margin increased by five basis points to 3.68%. Higher interest income was primarily attributed to:

•

$9.5 million, or eight basis points increase in investment securities, mainly U.S. Treasuries, driven by higher average deposits, which increased by $485.3 million, including $93.4 million in average non-interest bearing deposits; and

•

$8.5 million increase in income from loans due to higher average balances, mainly in the mortgage portfolio with an increase in average portfolio balance of $154.6 million, higher yields in the auto portfolio, and one additional day in the period compared to the previous quarter.

While the cost of P.R public deposits went down by 10 basis points, total deposit costs in BPPR decreased by three basis points to 1.52% quarter-over-quarter. The cost of new or renewed retail time deposits and commercial interest-bearing deposits at BPPR partially offset the positive impact from the repricing of P.R. public deposits.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

In the PB segment, net interest income was $102.2 million, $9.3 million higher when compared to the previous quarter. Net interest margin in the PB segment expanded by 19 basis points to 2.93%.

•

During the period, interest income from loan portfolios increased by $9.4 million, or 14 basis points, compared to the previous quarter, primarily due to higher average balances and higher yields in the commercial and construction loan portfolios.

•

The total cost of deposits decreased by $3.7 million, or 13 basis points, largely as a result of repricing across all deposit products and lower average balances, except for the higher average balances of time deposits captured through PB’s online channel. The average balance of short-term borrowings at Popular Bank increased by $339.2 million during the period, resulting in an increase in interest expense of $3.8 million and partially offsetting the benefit of reduced deposit costs on total interest expense. Nevertheless, PB’s NIM benefited from a seven-basis point reduction in the total cost of funds, driven by the decrease in deposit costs.

Refer to tables D and E for more details on the components of net interest income and net interest margin on a taxable equivalent basis.

Non-interest income

Non-interest income amounted to $168.5 million for the quarter ended June 30, 2025, an increase of $16.4 million when compared to $152.1 million for the previous quarter. Non-interest income for the period was positively impacted by market-driven adjustments and certain other transactions including tax-related reimbursements and distributions from legacy investments. The service fee income for the quarter also reflects increased seasonal activity.

Refer below to a detailed breakdown of the main variances affecting non-interest income.

•

higher other operating income by $7.2 million, mainly due to higher income from investments accounted under the equity investment method by $2.6 million, a positive variance of $2.3 million for the reimbursement of interest paid in excess to the U.S. Internal Revenue Service for late payment penalties related to tax withholdings on intercompany distributions for the years 2014-2024 previously disclosed in 2024, and a $1.2 million cash distribution from the exit of a legacy equity investment;

•

higher other service fees by $6.0 million mainly due to higher credit card and debit card fees by $2.4 million and $1.5 million, respectively, due to an increase in purchase volume, and higher insurance fees by $1.4 million; and

•

favorable fair value adjustments for an aggregate of $3.9 million, including $2.3 million for the valuation of equity securities held for deferred benefit plans, which have an offsetting effect in personnel costs, and a variance of $1.6 million in the fair value adjustment of mortgage servicing rights (“MSRs”).

Refer to Table B for further details.

Operating expenses

Operating expenses for the second quarter of 2025 totaled $492.8 million, an increase of $21.7 million when compared to the first quarter of 2025. Total operating expenses are driven by personnel costs, professional fees and investment in technology and compliance.

The variance in operating expenses was driven primarily by:

•

higher personnel costs by $16.6 million mainly due to higher incentives, including $13.0 million related to the profit-sharing plan which is tied to the Corporation’s financial performance and $4.7 million in other performance-based incentives, an increase in health insurance costs by $4.1 million, and a $2.3 million increase in the expense related to the valuation of equity securities held for deferred compensation plans, which have an offsetting effect in equity securities income; partially offset by lower other compensation by $3.7 million, and lower savings plan and payroll tax expense by $2.3 million and $1.9 million, respectively, both which are generally higher during the first quarter of the year;

•	higher business promotion expenses by $2.7 million, mainly due to higher volume of transactions tied to a customer reward program in our credit card business; and

•	higher net occupancy expenses by $1.9 million mainly due to lower rental income driven by reduced lease space, higher cleaning expenses and higher depreciation from new office remodeling.

Full-time equivalent employees were 9,303 as of June 30, 2025, compared to 9,274 as of March 31, 2025.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the second quarter of 2025, the Corporation recorded an income tax expense of $47.9 million, compared to an income tax expense of $45.1 million for the previous quarter. Higher income tax expense of $2.8 million is mainly driven by higher income before tax, offset in part by higher exempt income.

The effective tax rate (“ETR”) for the second quarter of 2025 was 18.5%, compared to 20.2% for the previous quarter. The ETR of the Corporation is impacted by the composition and source of its taxable income.

Credit Quality

The Corporation’s credit quality metrics demonstrated favorable trends in the second quarter of 2025 compared to the previous quarter, with improvements in NPLs and NCOs. The Corporation continues to closely monitor the economic landscape and borrower performance, as economic uncertainty remains a key consideration. Management believes that the improvements in risk management practices over recent years and the overall credit risk profile of the loan portfolio position the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the second quarter of 2025:

Non-Performing Loans and Net Charge Offs

Total NPLs decreased by $2.4 million to $311.6 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-the-portfolio decreased by $4.1 million in the second quarter of 2025. The ratio of NPLs to total loans held in the portfolio was 0.82% for the second quarter of 2025, compared to 0.84% for the previous quarter. NPLs variances per reporting segment include:

•

In the BPPR segment, NPLs decreased by $4.4 million, reflected across all loan segments. Excluding consumer loans, inflows to NPLs in the BPPR segment decreased by $4.8 million compared to the previous quarter, mostly related to lower commercial NPLs inflows.

•	In the PB segment, NPLs increased by $1.9 million driven by higher commercial NPLs by $4.2 million. Inflows to NPLs, excluding consumer loans, remained flat quarter-over-quarter.

Total NCOs of $42.2 million decreased by $6.9 million when compared to the first quarter of 2025. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the second quarter was 0.45%, compared to 0.53% in the first quarter of 2025.

NCOs variances per reporting segment include:

•

In the BPPR segment, NCOs decreased by $6.9 million, mainly driven by lower auto and personal loans NCOs by $6.9 million and $2.6 million, respectively, partially offset by higher commercial NCOs by $2.5 million, mainly driven by a $3.8 million recovery recognized in the previous quarter.

•	In the PB segment, NCOs remained flat quarter-over-quarter at $2 million.

Including OREO assets of $46.1 million, Non-performing Assets (“NPAs”) for the Corporation amounted to $357.8 million, a decrease of $8.4 million during the period driven by the sale of residential OREO properties, at a net gain, in the BPPR segment.

Refer to Table N for further information on NCOs and related ratios.

Refer to Table L for additional information on NPAs and related ratios.

Allowance for Credit Losses and Provision for Credit Losses

The ACL as of June 30, 2025 amounted to $769.5 million, an increase of $7.3 million when compared to the first quarter of 2025. The increase in ACL was driven by reserve build up associated with portfolio growth and unfavorable changes in the economic assumptions used in the ACL model. This increase was offset in part by the update to probability weights assigned to the economic scenarios, as further described below, and the net effect of changes in credit quality, and NCOs during the quarter.

The Corporation uses multiple economic scenarios to estimate its ACL. In the first quarter of 2025, management assigned equal probability weights to the baseline and pessimistic scenarios in response to economic uncertainty. In the second quarter of 2025, the probability weight for the pessimistic scenario was moderately decreased based on changes in the economic outlook and a reassessment of uncertainty compared to the previous quarter. This change resulted in a $4.5 million reduction in ACL reserve levels. The probability weight for the pessimistic scenario remains above the levels observed in 2024, given the ongoing economic uncertainty.

In the BPPR segment, the ACL increased by $3.0 million when compared to the previous quarter. This higher ACL was driven by an increase in the reserves for auto loans due to migrations between FICO score categories and changes in the economic scenarios. This increase was partially offset by lower reserves for commercial loans due to improvements in credit quality and changes in the probability weights, partially offset by ACL reserve build up due to portfolio growth.

In the PB segment, the ACL increased by $4.4 million from the previous quarter. This increase was influenced by changes in the forecast of the U.S. unemployment rate as well as higher qualitative reserves for the Commercial Real Estate (“CRE”) portfolio.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.02% in the second quarter of 2025, compared to 2.05% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio was 246.9%, compared to 242.7% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the second quarter of 2025 was $49.5 million, a decrease of $15.7 million when compared to $65.2 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $43.2 million, compared to $52.7 million in the previous quarter. This reduction was mainly driven by lower provision expense for commercial loans and leases. The provision for loan losses for the PB segment amounted to $6.4 million, compared to $12.5 million in the prior quarter. The reduction in provision expense occurred mainly within the commercial loan portfolio.

The provision for credit losses for the second quarter of $48.9 million, includes the provision for loan and lease losses, along with the $1.1 million reserve release related to unfunded loan commitments and the $0.5 million provision for the Corporation’s investment portfolio.

Refer to Table L for break-out of non-performing assets and related ratios and to Table N for allowance for credit losses, net charge-offs and related ratios.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24
Non-performing loans held-in-portfolio	$311,625	$314,069	$341,835
Other real estate owned	46,126	52,114	70,225

Total non-performing assets	$357,751	$366,183	$412,060

Net charge-offs for the quarter	$42,202	$49,103	$53,630

Ratios:
Loans held-in-portfolio	$38,185,178	$37,254,032	$35,591,620
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.82%	0.84%	0.96%
Allowance for credit losses to loans held-in-portfolio	2.02	2.05	2.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	246.93	242.67	213.58

Refer to Table L for additional information.

Provision for Credit Losses (Benefit)- Loan Portfolios

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Provision for credit losses (benefit) - loan portfolios:
BPPR	$43,150	$52,690	$48,585	$95,840	$109,593
Popular U.S.	6,389	12,528	(4,428)	18,917	6,950

Total provision for credit losses (benefit) - loan portfolios	$49,539	$65,218	$44,157	$114,757	$116,543

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	30-Jun-25	31-Mar-25	30-Jun-24
Provision for credit losses - loan portfolios	$43,150	$52,690	$48,585
Net charge-offs	40,164	47,102	49,308
Total non-performing loans held-in-portfolio	257,648	262,006	286,887
Annualized net charge-offs to average loans held-in-portfolio	0.61%	0.72%	0.79%
Allowance / loans held-in-portfolio	2.53%	2.59%	2.56%
Allowance / non-performing loans held-in-portfolio	263.63%	258.11%	224.34%

	Quarters ended
Popular U.S.	30-Jun-25	31-Mar-25	30-Jun-24
Provision for credit losses (benefit) - loan portfolios	$6,389	$12,528	$(4,428)
Net charge-offs	2,038	2,001	4,322
Total non-performing loans held-in-portfolio	53,977	52,063	54,948
Annualized net charge-offs to average loans held-in-portfolio	0.07%	0.07%	0.16%
Allowance / loans held-in-portfolio	0.79%	0.77%	0.83%
Allowance / non-performing loans held-in-portfolio	167.17%	164.96%	157.37%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24
Cash and money market investments	$6,741,417	$6,575,193	$7,211,367
Investment securities	28,283,970	27,375,396	26,742,639
Loans	38,185,178	37,254,032	35,591,620
Total assets	76,065,090	74,038,606	72,845,072
Deposits	67,217,491	65,819,255	65,530,862
Borrowings	1,414,494	1,090,417	1,047,264
Total liabilities	70,111,072	68,238,911	67,472,394
Stockholders’ equity	5,954,018	5,799,695	5,372,678

Total assets amounted to $76.1 billion at June 30, 2025, an increase of $2.0 billion from the first quarter of 2025, driven by:

•

an increase in securities available-for-sale (“AFS”) of $997.0 million, mainly due to an increase in investments in U.S. Treasury securities and a decrease in the unrealized losses of AFS securities of $63.7 million, partially offset by maturities and principal paydowns;

•

an increase in loans held-in-portfolio by $931.1 million, driven by an increase of $680.4 million in the BPPR segment across most portfolios, particularly commercial, including the origination of a $265.0 million commercial loan which represents the Corporation’s portion of a $425.0 million issuance in which BPPR acted as the lead bank and administrative agent, and mortgage loans, coupled with an increase of $250.7 million in the PB segment, particularly commercial and construction loans; and

•	an increase in money market investments of $145.8 million, mainly driven by higher deposits, partially offset by the purchase of investments in U.S. Treasury securities and loan originations;

partially offset by:

•

a decrease in securities held-to-maturity (“HTM”) of $107.0 million driven by maturities and principal paydowns, partially offset by the amortization of $46.2 million of the discount related to U.S. Treasury securities previously reclassified from AFS to HTM.

Total liabilities increased by $1.9 billion from the first quarter of 2025, driven by:

•

an increase of $1.4 billion in deposits, primarily driven by an increase in P.R. public deposits of approximately $1.3 billion, mainly due to tax collections, net of reimbursements. At quarter-end, P.R. public deposits totaled $20.9 billion and represented 31% of the Corporation’s total deposit portfolio; and

•	an increase in other short-term borrowings of $350 million due to FHLB advances in PB.

Stockholders’ equity increased by $154.3 million from the first quarter of 2025 mainly due to the quarter’s net income of $210.4 million, a decrease in net unrealized losses in the portfolio of AFS securities of $48.4 million and the amortization of unrealized losses from securities previously reclassified to HTM of $37.0 million, net of tax, and other changes, mainly in accumulated other comprehensive income, for $16.0 million, partially offset by an increase in Treasury Stock of $109.3 million mainly due to common stock repurchases during the quarter and common and preferred dividends declared during the quarter of $48.2 million.

During the quarter and six months ended June 30, 2025, Popular repurchased 1,136,390 shares of common stock for $112.0 million at an average price of $98.54 per share and 2,406,959 shares of common stock for $234.2 million at an average price of $97.32 per share, respectively. As of June 30, 2025, Popular had repurchased a total of approximately 4.7 million shares of common stock for $451.5 million as part of the common stock repurchase authorization of up to $500 million announced in Q3 2024.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 15.91%, $87.31 and $75.41 respectively, at June 30, 2025, compared to 16.11%, $83.75 and $72.02, respectively, at March 31, 2025.

Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, or increases thereto, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2024, our Form 10-Q for the quarter ended March 31, 2025, and the Form 10-Q for the quarter ended June 30, 2025 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, July 23, 2025 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 297124.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 22, 2025. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 734694.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Second Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Second Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Six months ended
	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Basic EPS	$3.09	$2.56	$2.47	$5.64	$3.90
Diluted EPS	$3.09	$2.56	$2.46	$5.64	$3.90
Average common shares outstanding	68,050,361	69,280,137	71,970,773	68,661,851	71,920,254
Average common shares outstanding - assuming dilution	68,079,649	69,307,681	71,991,911	68,687,659	71,937,434
Common shares outstanding at end of period	67,937,468	68,984,148	72,365,926	67,937,468	72,365,926
Market value per common share	$110.21	$92.37	$88.43	$110.21	$88.43
Market capitalization - (In millions)	$7,487	$6,372	$6,399	$7,487	$6,399
Return on average assets	1.11%	0.96%	0.97%	1.04%	0.77%
Return on average common equity	11.77%	10.07%	10.38%	10.93%	8.24%
Net interest margin (non-taxable equivalent basis)	3.49%	3.40%	3.22%	3.45%	3.20%
Net interest margin (taxable equivalent basis) -non-GAAP	3.85%	3.73%	3.48%	3.80%	3.44%
Common equity per share	$87.31	$83.75	$73.94	$87.31	$73.94
Tangible common book value per common share (non-GAAP) [1]	$75.41	$72.02	$62.71	$75.41	$62.71
Tangible common equity to tangible assets (non-GAAP) [1]	6.81%	6.78%	6.30%	6.81%	6.30%
Return on average tangible common equity [1]	13.26%	11.36%	11.77%	12.32%	9.35%
Tier 1 capital	15.96%	16.17%	16.54%	15.96%	16.54%
Total capital	17.70%	17.92%	18.30%	17.70%	18.30%
Tier 1 leverage	8.51%	8.50%	8.53%	8.51%	8.53%
Common Equity Tier 1 capital	15.91%	16.11%	16.48%	15.91%	16.48%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Second Quarter 2025 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance Quarter ended		Variance	Six months ended
			Q2 2025		Q2 2025
(In thousands, except per share information)	30-Jun-25	31-Mar-25	vs. Q1 2025	30-Jun-24	vs. Q2 2024	30-Jun-25	30-Jun-24
Interest income:
Loans	$684,587	$666,673	$17,914	$648,739	$35,848	$1,351,260	$1,287,469
Money market investments	69,532	70,166	(634)	88,316	(18,784)	139,698	176,832
Investment securities	189,753	180,159	9,594	184,852	4,901	369,912	351,747

Total interest income	943,872	916,998	26,874	921,907	21,965	1,860,870	1,816,048

Interest expense:
Deposits	295,058	297,863	(2,805)	339,939	(44,881)	592,921	669,435
Short-term borrowings	5,300	1,426	3,874	1,126	4,174	6,726	2,318
Long-term debt	11,965	12,112	(147)	12,530	(565)	24,077	25,239

Total interest expense	312,323	311,401	922	353,595	(41,272)	623,724	696,992

Net interest income	631,549	605,597	25,952	568,312	63,237	1,237,146	1,119,056
Provision for credit losses	48,941	64,081	(15,140)	46,794	2,147	113,022	119,392

Net interest income after provision for credit losses	582,608	541,516	41,092	521,518	61,090	1,124,124	999,664

Service charges on deposit accounts	38,826	39,054	(228)	37,526	1,300	77,880	74,968
Other service fees	100,522	94,508	6,014	96,863	3,659	195,030	191,135
Mortgage banking activities	4,872	3,689	1,183	5,723	(851)	8,561	10,083
Net gain (loss), including impairment, on equity securities	1,862	(414)	2,276	319	1,543	1,448	1,422
Net gain on trading account debt securities	538	520	18	277	261	1,058	638
Adjustments to indemnity reserves on loans sold	120	173	(53)	212	(92)	293	(25)
Other operating income	21,737	14,531	7,206	25,386	(3,649)	36,268	51,903

Total non-interest income	168,477	152,061	16,416	166,306	2,171	320,538	330,124

Operating expenses:
Personnel costs
Salaries	132,752	130,950	1,802	128,634	4,118	263,702	258,018
Commissions, incentives and other bonuses	40,551	37,986	2,565	30,626	9,925	78,537	69,237
Profit sharing	13,000	—	13,000	—	13,000	13,000	—
Pension, postretirement and medical insurance	18,458	14,566	3,892	16,619	1,839	33,024	34,004
Other personnel costs, including payroll taxes	24,594	29,211	(4,617)	21,545	3,049	53,805	51,542

Total personnel costs	229,355	212,713	16,642	197,424	31,931	442,068	412,801
Net occupancy expenses	29,140	27,218	1,922	27,692	1,448	56,358	55,733
Equipment expenses	5,789	5,302	487	9,662	(3,873)	11,091	19,229
Other taxes	18,632	18,725	(93)	15,333	3,299	37,357	29,708
Professional fees	28,108	26,825	1,283	37,744	(9,636)	54,933	66,662
Technology and software expenses	84,696	83,668	1,028	79,752	4,944	168,364	159,214
Processing and transactional services
Credit and debit cards	13,044	12,926	118	13,739	(695)	25,970	25,883
Other processing and transactional services	24,817	24,855	(38)	25,357	(540)	49,672	47,407

Total processing and transactional services	37,861	37,781	80	39,096	(1,235)	75,642	73,290
Communications	5,010	4,904	106	4,357	653	9,914	8,914
Business promotion
Rewards and customer loyalty programs	18,047	16,365	1,682	16,406	1,641	34,412	30,462
Other business promotion	8,338	7,310	1,028	9,043	(705)	15,648	15,976

Total business promotion	26,385	23,675	2,710	25,449	936	50,060	46,438
Deposit insurance	9,407	10,035	(628)	10,581	(1,174)	19,442	34,468
Other real estate owned (OREO) expense (income)	(4,124)	(3,330)	(794)	(5,750)	1,626	(7,454)	(11,071)
Other operating expenses
Operational losses	6,185	6,138	47	11,823	(5,638)	12,323	15,384
All other	15,932	16,761	(829)	15,679	253	32,693	40,390

Total other operating expenses	22,117	22,899	(782)	27,502	(5,385)	45,016	55,774
Amortization of intangibles	385	597	(212)	734	(349)	982	1,529

Total operating expenses	492,761	471,012	21,749	469,576	23,185	963,773	952,689

Income before income tax	258,324	222,565	35,759	218,248	40,076	480,889	377,099
Income tax expense	47,884	45,063	2,821	40,459	7,425	92,947	96,027

Net income	$210,440	$177,502	$32,938	$177,789	$32,651	$387,942	$281,072

Net income applicable to common stock	$210,087	$177,149	$32,938	$177,436	$32,651	$387,236	$280,366

Net income per common share - basic	$3.09	$2.56	$0.53	$2.47	$0.62	$5.64	$3.90

Net income per common share - diluted	$3.09	$2.56	$0.53	$2.46	$0.63	$5.64	$3.90

Dividends Declared per Common Share	$0.70	$0.70	$—	$0.62	$0.08	$1.40	$1.24

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q2 2025 vs.
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24	Q1 2025
Assets:
Cash and due from banks	$400,631	$380,165	$359,973	$20,466
Money market investments	6,340,786	6,195,028	6,851,394	145,758
Trading account debt securities, at fair value	29,643	28,477	28,045	1,166
Debt securities available-for-sale, at fair value	20,490,212	19,493,180	18,543,279	997,032
Less: Allowance for credit losses	—	—	500	—

Debt securities available-for-sale, net	20,490,212	19,493,180	18,542,779	997,032
Debt securities held-to-maturity, at amortized cost	7,541,724	7,648,718	7,975,524	(106,994)
Less: Allowance for credit losses	5,999	5,481	6,251	518

Debt securities held-to-maturity, net	7,535,725	7,643,237	7,969,273	(107,512)

Equity securities	222,391	205,021	195,791	17,370
Loans held-for-sale, at lower of cost or fair value	2,898	5,077	8,225	(2,179)
Loans held-in-portfolio	38,611,834	37,675,070	35,978,602	936,764
Less: Unearned income	426,656	421,038	386,982	5,618
Allowance for credit losses	769,485	762,148	730,077	7,337

Total loans held-in-portfolio, net	37,415,693	36,491,884	34,861,543	923,809

Premises and equipment, net	649,191	625,237	599,058	23,954
Other real estate	46,126	52,114	70,225	(5,988)
Accrued income receivable	274,867	262,720	260,162	12,147
Mortgage servicing rights, at fair value	103,077	104,743	113,386	(1,666)
Other assets	1,745,052	1,742,540	2,172,555	2,512
Goodwill	802,954	802,954	804,428	—
Other intangible assets	5,844	6,229	8,235	(385)

Total assets	$76,065,090	$74,038,606	$72,845,072	$2,026,484

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,114,614	$15,160,801	$15,470,082	$(46,187)
Interest bearing	52,102,877	50,658,454	50,060,780	1,444,423

Total deposits	67,217,491	65,819,255	65,530,862	1,398,236

Assets sold under agreements to repurchase	56,043	57,268	105,684	(1,225)
Other short-term borrowings	550,000	200,000	—	350,000
Notes payable	808,451	833,149	941,580	(24,698)
Other liabilities	1,479,087	1,329,239	894,268	149,848

Total liabilities	70,111,072	68,238,911	67,472,394	1,872,161

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,049	1,049	1,048	—
Surplus	4,919,950	4,912,886	4,852,747	7,064
Retained earnings	4,861,958	4,699,697	4,385,522	162,261
Treasury stock	(2,455,425)	(2,346,093)	(2,010,500)	(109,332)
Accumulated other comprehensive loss, net of tax	(1,395,657)	(1,489,987)	(1,878,282)	94,330

Total stockholders’ equity	5,954,018	5,799,695	5,372,678	154,323

Total liabilities and stockholders’ equity	$76,065,090	$74,038,606	$72,845,072	$2,026,484

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2025 and March 31, 2025

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Jun-25	31-Mar-25	Variance	30-Jun-25	31-Mar-25	Variance		30-Jun-25	31-Mar-25	Variance	Rate	Volume
(In millions)							(In thousands)
$ 6,251	$6,379	$(128)	4.46%	4.46%	-%	Money market investments	$69,532	$70,166	$(634)	$789	$(1,423)
28,809	28,415	394	3.29	3.14	0.15	Investment securities [1]	236,372	220,435	15,937	12,117	3,820
27	31	(4)	5.99	5.82	0.17	Trading securities	407	440	(33)	17	(50)

35,087	34,825	262	3.50	3.38	0.12	Total money market, investment and trading securities	306,311	291,041	15,270	12,923	2,347

						Loans:
18,676	18,489	187	6.73	6.71	0.02	Commercial	313,493	305,968	7,525	4,414	3,111
1,459	1,309	150	8.19	8.11	0.08	Construction	29,806	26,190	3,616	567	3,049
1,963	1,930	33	7.18	7.14	0.04	Leasing	35,249	34,444	805	208	597
8,339	8,168	171	5.89	5.82	0.07	Mortgage	122,873	118,917	3,956	1,452	2,504
3,211	3,203	8	14.00	14.04	(0.04)	Consumer	112,083	110,859	1,224	1,034	190
3,937	3,907	30	9.14	9.12	0.02	Auto	89,706	87,850	1,856	1,170	686

37,585	37,006	579	7.50	7.48	0.02	Total loans	703,210	684,228	18,982	8,845	10,137

$ 72,672	$71,831	$841	5.57%	5.49%	0.08%	Total earning assets	$1,009,521	$975,269	$34,252	$21,768	$12,484

						Interest bearing deposits:
$8,062	$7,964	$98	1.71%	1.72%	(0.01)%	NOW and money market	$34,288	$33,784	$504	$(567)	$1,071
14,605	14,507	98	0.83	0.87	(0.04)	Savings	30,378	31,280	(902)	(889)	(13)
8,532	8,400	132	3.15	3.22	(0.07)	Time deposits	67,032	66,681	351	(393)	744
20,333	20,305	28	3.22	3.32	(0.10)	P.R. public deposits	163,360	166,118	(2,758)	(2,866)	108

51,532	51,176	356	2.29	2.36	(0.07)	Total interest bearing deposits	295,058	297,863	(2,805)	(4,715)	1,910

14,825	14,682	143				Non-interest bearing demand deposits

66,357	65,858	499	1.78	1.83	(0.05)	Total deposits	295,058	297,863	(2,805)	(4,715)	1,910

470	121	349	4.52	4.77	(0.25)	Short-term borrowings	5,300	1,426	3,874	(54)	3,928
832	862	(30)	5.79	5.66	0.13	Other medium and long-term debt	11,965	12,112	(147)	(6)	(141)

52,834	52,159	675	2.36	2.42	(0.06)	Total interest bearing liabilities (excluding demand deposits)	312,323	311,401	922	(4,775)	5,697

5,013	4,990	23				Other sources of funds

$ 72,672	$71,831	$841	1.72%	1.76%	(0.04)%	Total source of funds	312,323	311,401	922	(4,775)	5,697

			3.85%	3.73%	0.12%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	697,198	663,868	33,330	$26,543	$6,787

			3.21%	3.07%	0.14%	Net interest spread Taxable equivalent adjustment	65,649	58,271	7,378

			3.49%	3.40%	0.09%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$631,549	$605,597	$25,952

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2025 and June 30, 2024

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Jun-25	30-Jun-24	Variance	30-Jun-25	30-Jun-24	Variance		30-Jun-25	30-Jun-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,251	$6,471	$(220)	4.46%	5.49%	(1.03)%	Money market investments	$69,532	$88,316	$(18,784)	$(15,866)	$(2,918)
28,809	28,943	(134)	3.29	3.01	0.28	Investment securities [1]	236,372	216,922	19,450	18,673	777
27	26	1	5.99	5.69	0.30	Trading securities	407	367	40	21	19

35,087	35,440	(353)	3.50	3.47	0.03	Total money market, investment and trading securities	306,311	305,605	706	2,828	(2,122)

						Loans:
18,676	17,707	969	6.73	6.86	(0.13)	Commercial	313,493	302,003	11,490	(4,831)	16,321
1,459	1,070	389	8.19	9.11	(0.92)	Construction	29,806	24,224	5,582	(2,558)	8,140
1,963	1,789	174	7.18	6.86	0.32	Leasing	35,249	30,697	4,552	1,467	3,085
8,339	7,817	522	5.89	5.66	0.23	Mortgage	122,873	110,673	12,200	4,632	7,568
3,211	3,192	19	14.00	13.97	0.03	Consumer	112,083	110,906	1,177	374	803
3,937	3,819	118	9.14	8.88	0.26	Auto	89,706	84,268	5,438	2,780	2,658

37,585	35,394	2,191	7.50	7.52	(0.02)	Total loans	703,210	662,771	40,439	1,864	38,575

$ 72,672	$70,834	$1,838	5.57%	5.49%	0.08%	Total earning assets	$1,009,521	$968,376	$41,145	$4,692	$36,453

						Interest bearing deposits:
$8,062	$7,522	$540	1.71%	1.97%	(0.26)%	NOW and money market	$34,288	$36,783	$(2,495)	$(4,611)	$2,116
14,605	14,728	(123)	0.83	0.92	(0.09)	Savings	30,378	33,749	(3,371)	(2,862)	(509)
8,532	8,237	295	3.15	3.39	(0.24)	Time deposits	67,032	69,494	(2,462)	(4,857)	2,395
20,333	19,364	969	3.22	4.15	(0.93)	P.R. public deposits	163,360	199,913	(36,553)	(45,918)	9,365

51,532	49,851	1,681	2.29	2.74	(0.45)	Total interest bearing deposits	295,058	339,939	(44,881)	(58,248)	13,367

14,825	15,176	(351)				Non-interest bearing demand deposits

66,357	65,027	1,330	1.78	2.10	(0.32)	Total deposits	295,058	339,939	(44,881)	(58,248)	13,367

470	80	390	4.52	5.64	(1.12)	Short-term borrowings	5,300	1,126	4,174	(213)	4,387
832	978	(146)	5.79	5.16	0.63	Other medium and long-term debt	11,965	12,530	(565)	181	(746)

52,834	50,909	1,925	2.36	2.79	(0.43)	Total interest bearing liabilities (excluding demand deposits)	312,323	353,595	(41,272)	(58,280)	17,008

5,013	4,749	264				Other sources of funds

$ 72,672	$70,834	$1,838	1.72%	2.01%	(0.29)%	Total source of funds	312,323	353,595	(41,272)	(58,280)	17,008

			3.85%	3.48%	0.37%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	697,198	614,781	82,417	$62,972	$19,445

			3.21%	2.70%	0.51%	Net interest spread

						Taxable equivalent adjustment	65,649	46,469	19,180

			3.49%	3.22%	0.27%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$631,549	$568,312	$63,237

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Jun-25	30-Jun-24	Variance	30-Jun-25	30-Jun-24	Variance		30-Jun-25	30-Jun-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,314	$6,477	$(163)	4.46%	5.49%	(1.03)%	Money market investments	$139,698	$176,832	$(37,134)	$(32,791)	$(4,343)
28,613	28,626	(13)	3.22	2.86	0.36	Investment securities [1]	456,807	408,024	48,783	45,804	2,979
29	30	(1)	5.90	4.60	1.30	Trading securities	847	678	169	186	(17)

34,956	35,133	(177)	3.45	3.35	0.10	Total money market, investment and trading securities	597,352	585,534	11,818	13,199	(1,381)

						Loans:
18,585	17,660	925	6.72	6.85	(0.13)	Commercial	619,461	601,507	17,954	(13,059)	31,013
1,385	1,031	354	8.15	9.04	(0.89)	Construction	55,995	46,324	9,671	(4,994)	14,665
1,951	1,766	185	7.14	6.80	0.34	Leasing	69,693	60,051	9,642	3,129	6,513
8,254	7,770	484	5.86	5.64	0.22	Mortgage	241,789	219,216	22,573	8,609	13,964
3,207	3,208	(1)	14.02	13.94	0.08	Consumer	222,989	222,396	593	230	363
3,929	3,791	138	9.11	8.82	0.29	Auto	177,511	166,322	11,189	5,010	6,179

37,311	35,226	2,085	7.49	7.50	(0.01)	Total loans	1,387,438	1,315,816	71,622	(1,075)	72,697

$ 72,267	$70,359	$1,908	5.54%	5.43%	0.11%	Total earning assets	$1,984,790	$1,901,350	$83,440	$12,124	$71,316

						Interest bearing deposits:
$8,022	$7,643	$379	1.72%	1.99%	(0.27)%	NOW and money market	$68,290	$75,548	$(7,258)	$(9,978)	$2,720
14,556	14,711	(155)	0.85	0.93	(0.08)	Savings	61,658	67,873	(6,215)	(5,274)	(941)
8,466	8,029	437	3.18	3.29	(0.11)	Time deposits	133,713	131,511	2,202	(5,555)	7,757
20,310	19,017	1,293	3.27	4.17	(0.90)	P.R public deposits	329,260	394,503	(65,243)	(90,446)	25,203

51,354	49,400	1,954	2.33	2.73	(0.40)	Total interest bearing deposits	592,921	669,435	(76,514)	(111,253)	34,739

14,758	15,129	(371)				Non-interest bearing demand deposits

66,112	64,529	1,583	1.81	2.09	(0.28)	Total deposits	592,921	669,435	(76,514)	(111,253)	34,739

297	82	215	4.57	5.67	(1.10)	Short-term borrowings	6,726	2,318	4,408	(404)	4,812
847	988	(141)	5.72	5.13	0.59	Other medium and long-term debt	24,077	25,239	(1,162)	250	(1,412)

52,498	50,470	2,028	2.40	2.78	(0.38)	Total interest bearing liabilities (excluding demand deposits)	623,724	696,992	(73,268)	(111,407)	38,139

5,011	4,760	251				Other sources of funds

$ 72,267	$70,359	$1,908	1.74%	1.99%	(0.25)%	Total source of funds	623,724	696,992	(73,268)	(111,407)	38,139
			3.80%	3.44%	0.36%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	1,361,066	1,204,358	156,708	123,531	$33,177

			3.14%	2.65%	0.49%	Net interest spread

						Taxable equivalent adjustment	123,920	85,302	38,618

			3.45%	3.20%	0.25%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,237,146	$1,119,056	$118,090

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24	Q2 2025 vs.Q1 2025	Q2 2025 vs.Q2 2024	30-Jun-25	30-Jun-24	2025 vs. 2024
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,912	$7,168	$7,602	$(256)	$(690)	$14,080	$15,353	$(1,273)
Mortgage servicing rights fair value adjustments	(1,954)	(3,570)	(1,945)	1,616	(9)	(5,524)	(5,384)	(140)

Total mortgage servicing fees, net of fair value adjustments	4,958	3,598	5,657	1,360	(699)	8,556	9,969	(1,413)

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(37)	193	2	(230)	(39)	156	76	80

Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(8)	(87)	56	79	(64)	(95)	157	(252)
Realized (losses) gains on closed derivative positions	(10)	1	9	(11)	(19)	(9)	12	(21)

Total trading account (loss) profit	(18)	(86)	65	68	(83)	(104)	169	(273)

Losses on repurchased loans, including interest advances	(31)	(16)	(1)	(15)	(30)	(47)	(131)	84

Total mortgage banking activities	$4,872	$3,689	$5,723	$1,183	$(851)	$8,561	$10,083	$(1,522)

Other Service Fees

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24	Q2 2025 vs.Q1 2025	Q2 2025 vs.Q2 2024	30-Jun-25	30-Jun-24	2025 vs. 2024
Other service fees:
Debit card fees [1]	$27,918	$26,432	$27,176	$1,486	$742	$54,350	$52,710	$1,640
Insurance fees	12,695	11,309	13,368	1,386	(673)	24,004	28,057	(4,053)
Credit card fees [1]	32,502	30,130	30,748	2,372	1,754	62,632	60,315	2,317
Sale and administration of investment products	9,058	8,973	7,850	85	1,208	18,031	15,277	2,754
Trust fees	6,626	6,300	6,622	326	4	12,926	13,329	(403)
Other fees	11,723	11,364	11,099	359	624	23,087	21,447	1,640

Total other service fees	$100,522	$94,508	$96,863	$6,014	$3,659	$195,030	$191,135	$3,895

[1]

Effective in the third quarter of 2024, the Corporation is reclassifying certain interchange fees, which were previously included jointly with credit card fees from common network activity, as debit card fees. For the quarter and six-month period ended June 30, 2024, interchange fees of approximately $10.9 million and $22.2 million were reclassified.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	30-Jun-25	31-Mar-25	30-Jun-24	Q2 2025 vs.Q1 2025	% of Change	Q2 2025 vs.Q2 2024	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,520,789	$2,374,915	$2,384,480	$145,874	6.14%	$136,309	5.72%
Commercial real estate non-owner occupied	5,521,374	5,540,603	5,004,472	(19,229)	(0.35%)	516,902	10.33%
Commercial real estate owner occupied	3,003,855	2,956,559	3,143,817	47,296	1.60%	(139,962)	(4.45%)
Commercial and industrial	8,043,752	7,693,523	7,195,357	350,229	4.55%	848,395	11.79%
Total Commercial	19,089,770	18,565,600	17,728,126	524,170	2.82%	1,361,644	7.68%
Construction	1,468,201	1,358,979	1,105,759	109,222	8.04%	362,442	32.78%
Leasing	1,983,068	1,949,705	1,828,048	33,363	1.71%	155,020	8.48%
Mortgage	8,444,427	8,273,753	7,883,726	170,674	2.06%	560,701	7.11%
Consumer
Credit cards	1,215,293	1,187,777	1,162,557	27,516	2.32%	52,736	4.54%
Home equity lines of credit	77,479	77,109	68,992	370	0.48%	8,487	12.30%
Personal	1,876,463	1,850,023	1,879,619	26,440	1.43%	(3,156)	(0.17%)
Auto	3,861,702	3,820,242	3,773,292	41,460	1.09%	88,410	2.34%
Other	168,775	170,844	161,501	(2,069)	(1.21%)	7,274	4.50%
Total Consumer	7,199,712	7,105,995	7,045,961	93,717	1.32%	153,751	2.18%

Total loans held-in-portfolio	$38,185,178	$37,254,032	$35,591,620	$931,146	2.50%	$2,593,558	7.29%
Loans held-for-sale:
Mortgage	$2,898	$5,077	$8,225	$(2,179)	(42.92%)	$(5,327)	(64.77%)

Total loans held-for-sale	$2,898	$5,077	$8,225	$(2,179)	(42.92%)	$(5,327)	(64.77%)

Total loans	$38,188,076	$37,259,109	$35,599,845	$928,967	2.49%	$2,588,231	7.27%

Deposits - Ending Balances

				Variance
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24	Q2 2025 vs. Q1 2025	% of Change	Q2 2025 vs.Q2 2024	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,114,614	$15,160,801	$15,470,082	$(46,187)	(0.30%)	$(355,468)	(2.30%)
Savings, NOW and money market deposits (non-brokered)	21,554,606	21,855,151	21,210,000	(300,545)	(1.38%)	344,606	1.62%
Savings, NOW and money market deposits (brokered)	829,506	822,065	729,326	7,441	0.91%	100,180	13.74%
Time deposits (non-brokered)	7,938,858	7,545,252	7,427,613	393,606	5.22%	511,245	6.88%
Time deposits (brokered CDs)	861,947	813,326	971,907	48,621	5.98%	(109,960)	(11.31%)

Sub-total deposits excluding P.R. public deposits	46,299,531	46,196,595	45,808,928	102,936	0.22%	490,603	1.07%

P.R. public deposits:
Demand deposits [1]	12,376,316	11,157,254	10,409,323	1,219,062	10.93%	1,966,993	18.90%
Savings, NOW and money market deposits (non-brokered)	7,743,663	7,655,847	8,514,473	87,816	1.15%	(770,810)	(9.05%)
Time deposits (non-brokered)	797,981	809,559	798,138	(11,578)	(1.43%)	(157)	(0.02%)

Sub-total P.R. public deposits	20,917,960	19,622,660	19,721,934	1,295,300	6.60%	1,196,026	6.06%

Total deposits	$67,217,491	$65,819,255	$65,530,862	$1,398,236	2.12%	$1,686,629	2.57%

[1]	Includes interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

30-Jun-25
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$6,337	$—	$174	$6,511	$299,852	$306,363	$174	$—
Commercial real estate:
Non-owner occupied	113	1,679	6,084	7,876	3,322,108	3,329,984	6,084	—
Owner occupied	1,087	2,098	27,320	30,505	1,171,601	1,202,106	27,320	—
Commercial and industrial	4,657	2,449	12,652	19,758	5,574,966	5,594,724	8,588	4,064
Construction	3,720	—	—	3,720	249,579	253,299	—	—
Mortgage	262,525	109,530	324,140	696,195	6,407,811	7,104,006	147,464	176,676
Leasing	23,109	5,629	7,976	36,714	1,946,354	1,983,068	7,976	—
Consumer:
Credit cards	14,184	9,360	25,201	48,745	1,166,545	1,215,290	—	25,201
Home equity lines of credit	—	—	—	—	1,809	1,809	—	—
Personal	19,022	11,917	17,499	48,438	1,743,772	1,792,210	17,499	—
Auto	102,643	22,404	40,595	165,642	3,696,060	3,861,702	40,595	—
Other	2,500	160	2,212	4,872	155,550	160,422	1,948	264

Total	$439,897	$165,226	$463,853	$1,068,976	$25,736,007	$26,804,983	$257,648	$206,205

31-Mar-25
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,387	$112	$73	$3,572	$304,739	$308,311	$73	$—
Commercial real estate:
Non-owner occupied	3,045	74	6,306	9,425	3,304,377	3,313,802	6,306	—
Owner occupied	7,512	141	26,891	34,544	1,168,868	1,203,412	26,891	—
Commercial and industrial	4,637	2,871	13,089	20,597	5,227,961	5,248,558	9,327	3,762
Construction	6,498	—	—	6,498	223,705	230,203	—	—
Mortgage	249,712	105,166	333,557	688,435	6,257,507	6,945,942	148,506	185,051
Leasing	19,178	5,192	8,895	33,265	1,916,440	1,949,705	8,895	—
Consumer:
Credit cards	13,365	10,555	30,506	54,426	1,133,352	1,187,778	—	30,506
Home equity lines of credit	—	—	18	18	2,039	2,057	—	18
Personal	19,246	11,174	18,251	48,671	1,707,204	1,755,875	18,251	—
Auto	78,743	15,893	41,784	136,420	3,683,822	3,820,242	41,784	—
Other	2,686	144	2,307	5,137	153,586	158,723	1,973	334

Total	$408,009	$151,322	$481,677	$1,041,008	$25,083,600	$26,124,608	$262,006	$219,671

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,950	$(112)	$101	$2,939	$(4,887)	$(1,948)	$101	$—
Commercial real estate:
Non-owner occupied	(2,932)	1,605	(222)	(1,549)	17,731	16,182	(222)	—
Owner occupied	(6,425)	1,957	429	(4,039)	2,733	(1,306)	429	—
Commercial and industrial	20	(422)	(437)	(839)	347,005	346,166	(739)	302
Construction	(2,778)	—	—	(2,778)	25,874	23,096	—	—
Mortgage	12,813	4,364	(9,417)	7,760	150,304	158,064	(1,042)	(8,375)
Leasing	3,931	437	(919)	3,449	29,914	33,363	(919)	—
Consumer:
Credit cards	819	(1,195)	(5,305)	(5,681)	33,193	27,512	—	(5,305)
Home equity lines of credit	—	—	(18)	(18)	(230)	(248)	—	(18)
Personal	(224)	743	(752)	(233)	36,568	36,335	(752)	—
Auto	23,900	6,511	(1,189)	29,222	12,238	41,460	(1,189)	—
Other	(186)	16	(95)	(265)	1,964	1,699	(25)	(70)

Total	$31,888	$13,904	$(17,824)	$27,968	$652,407	$680,375	$(4,358)	$(13,466)

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Jun-25
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$4,675	$10,751	$15,426	$2,199,000	$2,214,426	$10,751	$—
Commercial real estate:
Non-owner occupied	1,503	—	7,893	9,396	2,181,994	2,191,390	7,893	—
Owner occupied	10,677	—	231	10,908	1,790,841	1,801,749	231	—
Commercial and industrial	9,235	5,195	3,025	17,455	2,431,573	2,449,028	2,836	189
Construction	—	—	—	—	1,214,902	1,214,902	—	—
Mortgage	677	3,329	28,052	32,058	1,308,363	1,340,421	28,052	—
Consumer:
Credit cards	—	—	—	—	3	3	—	—
Home equity lines of credit	845	717	3,120	4,682	70,988	75,670	3,120	—
Personal	1,045	532	1,094	2,671	81,582	84,253	1,094	—
Other	694	1	—	695	7,658	8,353	—	—

Total	$24,676	$14,449	$54,166	$93,291	$11,286,904	$11,380,195	$53,977	$189

31-Mar-25
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,858	$—	$8,700	$10,558	$2,056,046	$2,066,604	$8,700	$—
Commercial real estate:
Non-owner occupied	768	—	7,886	8,654	2,218,147	2,226,801	7,886	—
Owner occupied	—	—	231	231	1,752,916	1,753,147	231	—
Commercial and industrial	7,724	733	879	9,336	2,435,629	2,444,965	690	189
Construction	—	—	—	—	1,128,776	1,128,776	—	—
Mortgage	29,944	1,604	29,087	60,635	1,267,176	1,327,811	29,087	—
Consumer:
Credit cards	—	—	—	—	(1)	(1)	—	—
Home equity lines of credit	1,851	973	3,430	6,254	68,798	75,052	3,430	—
Personal	1,381	781	2,034	4,196	89,952	94,148	2,034	—
Other	1	—	5	6	12,115	12,121	5	—

Total	$43,527	$4,091	$52,252	$99,870	$11,029,554	$11,129,424	$52,063	$189

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(1,858)	$4,675	$2,051	$4,868	$142,954	$147,822	$2,051	$—
Commercial real estate:
Non-owner occupied	735	—	7	742	(36,153)	(35,411)	7	—
Owner occupied	10,677	—	—	10,677	37,925	48,602	—	—
Commercial and industrial	1,511	4,462	2,146	8,119	(4,056)	4,063	2,146	—
Construction	—	—	—	—	86,126	86,126	—	—
Mortgage	(29,267)	1,725	(1,035)	(28,577)	41,187	12,610	(1,035)	—
Consumer:
Credit cards	—	—	—	—	4	4	—	—
Home equity lines of credit	(1,006)	(256)	(310)	(1,572)	2,190	618	(310)	—
Personal	(336)	(249)	(940)	(1,525)	(8,370)	(9,895)	(940)	—
Other	693	1	(5)	689	(4,457)	(3,768)	(5)	—

Total	$(18,851)	$10,358	$1,914	$(6,579)	$257,350	$250,771	$1,914	$—

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

30-Jun-25
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$6,337	$4,675	$10,925	$21,937	$2,498,852	$2,520,789	$10,925	$—
Commercial real estate:
Non-owner occupied	1,616	1,679	13,977	17,272	5,504,102	5,521,374	13,977	—
Owner occupied	11,764	2,098	27,551	41,413	2,962,442	3,003,855	27,551	—
Commercial and industrial	13,892	7,644	15,677	37,213	8,006,539	8,043,752	11,424	4,253
Construction	3,720	—	—	3,720	1,464,481	1,468,201	—	—
Mortgage	263,202	112,859	352,192	728,253	7,716,174	8,444,427	175,516	176,676
Leasing	23,109	5,629	7,976	36,714	1,946,354	1,983,068	7,976	—
Consumer:
Credit cards	14,184	9,360	25,201	48,745	1,166,548	1,215,293	—	25,201
Home equity lines of credit	845	717	3,120	4,682	72,797	77,479	3,120	—
Personal	20,067	12,449	18,593	51,109	1,825,354	1,876,463	18,593	—
Auto	102,643	22,404	40,595	165,642	3,696,060	3,861,702	40,595	—
Other	3,194	161	2,212	5,567	163,208	168,775	1,948	264

Total	$464,573	$179,675	$518,019	$1,162,267	$37,022,911	$38,185,178	$311,625	$206,394

31-Mar-25
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,245	$112	$8,773	$14,130	$2,360,785	$2,374,915	$8,773	$—
Commercial real estate:
Non-owner occupied	3,813	74	14,192	18,079	5,522,524	5,540,603	14,192	—
Owner occupied	7,512	141	27,122	34,775	2,921,784	2,956,559	27,122	—
Commercial and industrial	12,361	3,604	13,968	29,933	7,663,590	7,693,523	10,017	3,951
Construction	6,498	—	—	6,498	1,352,481	1,358,979	—	—
Mortgage	279,656	106,770	362,644	749,070	7,524,683	8,273,753	177,593	185,051
Leasing	19,178	5,192	8,895	33,265	1,916,440	1,949,705	8,895	—
Consumer:
Credit cards	13,365	10,555	30,506	54,426	1,133,351	1,187,777	—	30,506
Home equity lines of credit	1,851	973	3,448	6,272	70,837	77,109	3,430	18
Personal	20,627	11,955	20,285	52,867	1,797,156	1,850,023	20,285	—
Auto	78,743	15,893	41,784	136,420	3,683,822	3,820,242	41,784	—
Other	2,687	144	2,312	5,143	165,701	170,844	1,978	334

Total	$451,536	$155,413	$533,929	$1,140,878	$36,113,154	$37,254,032	$314,069	$219,860

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,092	$4,563	$2,152	$7,807	$138,067	$145,874	$2,152	$—
Commercial real estate:
Non-owner occupied	(2,197)	1,605	(215)	(807)	(18,422)	(19,229)	(215)	—
Owner occupied	4,252	1,957	429	6,638	40,658	47,296	429	—
Commercial and industrial	1,531	4,040	1,709	7,280	342,949	350,229	1,407	302
Construction	(2,778)	—	—	(2,778)	112,000	109,222	—	—
Mortgage	(16,454)	6,089	(10,452)	(20,817)	191,491	170,674	(2,077)	(8,375)
Leasing	3,931	437	(919)	3,449	29,914	33,363	(919)	—
Consumer:
Credit cards	819	(1,195)	(5,305)	(5,681)	33,197	27,516	—	(5,305)
Home equity lines of credit	(1,006)	(256)	(328)	(1,590)	1,960	370	(310)	(18)
Personal	(560)	494	(1,692)	(1,758)	28,198	26,440	(1,692)	—
Auto	23,900	6,511	(1,189)	29,222	12,238	41,460	(1,189)	—
Other	507	17	(100)	424	(2,493)	(2,069)	(30)	(70)

Total	$13,037	$24,262	$(15,910)	$21,389	$909,757	$931,146	$(2,444)	$(13,466)

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Jun-25	As a % of loans HIP by category	31-Mar-25	As a % of loans HIP by category	30-Jun-24	As a % of loans HIP by category	Q2 2025 vs. Q1 2025	Q2 2025 vs. Q2 2024
Non-accrual loans:
Commercial
Commercial multi-family	$10,925	0.4%	$8,773	0.4%	$9,143	0.4%	$2,152	$1,782
Commercial real estate non-owner occupied	13,977	0.3	14,192	0.3	8,509	0.2	(215)	5,468
Commercial real estate owner occupied	27,551	0.9	27,122	0.9	47,541	1.5	429	(19,990)
Commercial and industrial	11,424	0.1	10,017	0.1	28,740	0.4	1,407	(17,316)
Total Commercial	63,877	0.3	60,104	0.3	93,933	0.5	3,773	(30,056)
Leasing	7,976	0.4	8,895	0.5	7,059	0.4	(919)	917
Mortgage	175,516	2.1	177,593	2.1	175,344	2.2	(2,077)	172
Consumer
Home equity lines of credit	3,120	4.0	3,430	4.4	3,780	5.5	(310)	(660)
Personal	18,593	1.0	20,285	1.1	21,501	1.1	(1,692)	(2,908)
Auto	40,595	1.1	41,784	1.1	39,333	1.0	(1,189)	1,262
Other	1,948	1.2	1,978	1.2	885	0.5	(30)	1,063
Total Consumer	64,256	0.9	67,477	0.9	65,499	0.9	(3,221)	(1,243)

Total non-performing loans held-in-portfolio	311,625	0.8%	314,069	0.8%	341,835	1.0%	(2,444)	(30,210)
Other real estate owned (“OREO”)	46,126		52,114		70,225		(5,988)	(24,099)

Total non-performing assets [1]	357,751		366,183		412,060		(8,432)	(54,309)

Accruing loans past due 90 days or more [2]	$206,394		$219,860		$237,581		$(13,466)	$(31,187)

Ratios:
Non-performing assets to total assets	0.47%		0.49%		0.57%
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.82		0.84		0.96
Allowance for credit losses to loans held-in-portfolio	2.02		2.05		2.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	246.93		242.67		213.58

[1]	There were no non-performing loans held-for-sale as of June 30, 2025, March 31, 2025 and June 30, 2024.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $8 million at June 30, 2025, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (March 31, 2025 - $7 million; June 30, 2024 - $10 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $52 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2025 (March 31, 2025 - $57 million; June 30, 2024 - $81 million). Furthermore, the Corporation has approximately $29 million reverse mortgage loans which are guaranteed by FHA, as of June 30, 2025. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (March 31, 2025 - $30 million; June 30, 2024 - $34 million).

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-25			31-Mar-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$42,597	$17,507	$60,104	$51,101	$23,654	$74,755
Plus:
New non-performing loans	1,768	5,632	7,400	5,781	5,413	11,194
Advances on existing non-performing loans	—	20	20	—	17	17
Less:
Non-performing loans transferred to OREO	(140)	—	(140)	(120)	—	(120)
Non-performing loans charged-off	(403)	(583)	(986)	(739)	(1,130)	(1,869)
Loans returned to accrual status / loan collections	(1,656)	(865)	(2,521)	(13,426)	(10,447)	(23,873)

Ending balance NPLs	$42,166	$21,711	$63,877	$42,597	$17,507	$60,104

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-25			31-Mar-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$148,506	$29,087	$177,593	$158,442	$29,890	$188,332
Plus:
New non-performing loans	30,437	3,277	33,714	31,242	2,745	33,987
Advances on existing non-performing loans	—	—	—	—	1	1
Less:
Non-performing loans transferred to OREO	(2,245)	(433)	(2,678)	(2,435)	—	(2,435)
Non-performing loans charged-off	(387)	—	(387)	(188)	—	(188)
Loans returned to accrual status / loan collections	(28,847)	(3,879)	(32,726)	(38,555)	(3,549)	(42,104)

Ending balance NPLs	$147,464	$28,052	$175,516	$148,506	$29,087	$177,593

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	30-Jun-25			31-Mar-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$191,103	$46,594	$237,697	$209,543	$53,544	$263,087
Plus:
New non-performing loans	32,205	8,909	41,114	37,023	8,158	45,181
Advances on existing non-performing loans	—	20	20	—	18	18
Less:
Non-performing loans transferred to OREO	(2,385)	(433)	(2,818)	(2,555)	—	(2,555)
Non-performing loans charged-off	(790)	(583)	(1,373)	(927)	(1,130)	(2,057)
Loans returned to accrual status / loan collections	(30,503)	(4,744)	(35,247)	(51,981)	(13,996)	(65,977)

Ending balance NPLs	$189,630	$49,763	$239,393	$191,103	$46,594	$237,697

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	30-Jun-25	31-Mar-25	30-Jun-24

Balance at beginning of period - loans held-in-portfolio	$762,148	$746,024	$739,544
Provision for credit losses	49,539	65,218	44,157
Initial allowance for credit losses - PCD Loans	—	9	6

	811,687	811,251	783,707

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(6)	(2)	—
Commercial real estate non-owner occupied	(451)	(595)	(44)
Commercial real estate owner occupied	(1,005)	(406)	(1,134)
Commercial and industrial	1,436	(1,528)	6,021
Total Commercial	(26)	(2,531)	4,843
Leasing	2,736	3,272	2,700
Mortgage	(2,429)	(2,497)	(3,749)
Consumer:
Credit cards	17,311	16,429	13,712
Home equity lines of credit	(307)	(114)	41
Personal	15,776	18,338	20,975
Auto	6,557	13,487	10,257
Other Consumer	546	718	529
Total Consumer	39,883	48,858	45,514

Total net charged-off BPPR	$40,164	$47,102	$49,308

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	563	(1)	(4)
Commercial real estate non-owner occupied	—	—	(42)
Commercial real estate owner occupied	(26)	(511)	(59)
Commercial and industrial	(205)	925	988
Total Commercial	332	413	883
Construction	—	—	(100)
Mortgage	(32)	(185)	(17)
Consumer:
Home equity lines of credit	(579)	(237)	(383)
Personal	2,305	1,989	3,941
Other Consumer	12	21	(2)
Total Consumer	1,738	1,773	3,556

Total net charged-off Popular U.S.	$2,038	$2,001	$4,322

Total loans net charged-off - Popular, Inc.	$42,202	$49,103	$53,630

Balance at end of period - loans held-in-portfolio	$769,485	$762,148	$730,077

Balance at beginning of period - unfunded commitments	$14,169	$15,470	$16,767
Provision for credit losses (benefit)	(1,116)	(1,301)	2,117

Balance at end of period - unfunded commitments [1]	$13,053	$14,169	$18,884

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.45%	0.53%	0.61%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	117.39%	132.82%	82.34%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.61%	0.72%	0.79%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	107.43%	111.86%	98.53%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.07%	0.07%	0.16%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	313.49%	626.09%	(102.45)%

[1] Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

30-Jun-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,696	$306,363	1.21%
Commercial real estate - non-owner occupied	43,139	3,329,984	1.30%
Commercial real estate - owner occupied	35,848	1,202,106	2.98%
Commercial and industrial	123,202	5,594,724	2.20%

Total commercial	$205,885	$10,433,177	1.97%

Construction	3,075	253,299	1.21%
Mortgage	74,966	7,104,006	1.06%
Leasing	20,040	1,983,068	1.01%
Consumer:
Credit cards	92,306	1,215,290	7.60%
Home equity lines of credit	54	1,809	2.99%
Personal	92,891	1,792,210	5.18%
Auto	182,274	3,861,702	4.72%
Other	7,758	160,422	4.84%

Total consumer	$375,283	$7,031,433	5.34%

Total	$679,249	$26,804,983	2.53%

31-Mar-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,420	$308,311	1.11%
Commercial real estate - non-owner occupied	42,848	3,313,802	1.29%
Commercial real estate - owner occupied	36,019	1,203,412	2.99%
Commercial and industrial	131,407	5,248,558	2.50%

Total commercial	$213,694	$10,074,083	2.12%

Construction	2,719	230,203	1.18%
Mortgage	74,289	6,945,942	1.07%
Leasing	20,206	1,949,705	1.04%
Consumer:
Credit cards	96,523	1,187,778	8.13%
Home equity lines of credit	60	2,057	2.92%
Personal	89,786	1,755,875	5.11%
Auto	171,979	3,820,242	4.50%
Other	7,007	158,723	4.41%

Total consumer	$365,355	$6,924,675	5.28%

Total	$676,263	$26,124,608	2.59%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$276	$(1,948)	0.10%
Commercial real estate - non-owner occupied	291	16,182	0.01%
Commercial real estate - owner occupied	(171)	(1,306)	(0.01)%
Commercial and industrial	(8,205)	346,166	(0.30)%

Total commercial	$(7,809)	$359,094	(0.15)%

Construction	356	23,096	0.03%
Mortgage	677	158,064	(0.01)%
Leasing	(166)	33,363	(0.03)%
Consumer:
Credit cards	(4,217)	27,512	(0.53)%
Home equity lines of credit	(6)	(248)	0.07%
Personal	3,105	36,335	0.07%
Auto	10,295	41,460	0.22%
Other	751	1,699	0.43%

Total consumer	$9,928	$106,758	0.06%

Total	$2,986	$680,375	(0.06)%

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

30-Jun-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,085	$2,214,426	0.59%
Commercial real estate - non-owner occupied	15,978	2,191,390	0.73%
Commercial real estate - owner occupied	13,203	1,801,749	0.73%
Commercial and industrial	18,160	2,449,028	0.74%

Total commercial	$60,426	$8,656,593	0.70%

Construction	7,504	1,214,902	0.62%
Mortgage	10,209	1,340,421	0.76%
Consumer:
Credit cards	—	3	-%
Home equity lines of credit	1,330	75,670	1.76%
Personal	10,763	84,253	12.77%
Other	4	8,353	0.05%

Total consumer	$12,097	$168,279	7.19%

Total	$90,236	$11,380,195	0.79%

31-Mar-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$10,081	$2,066,604	0.49%
Commercial real estate - non-owner occupied	15,453	2,226,801	0.69%
Commercial real estate - owner occupied	14,193	1,753,147	0.81%
Commercial and industrial	16,422	2,444,965	0.67%

Total commercial	$56,149	$8,491,517	0.66%

Construction	6,793	1,128,776	0.60%
Mortgage	9,740	1,327,811	0.73%
Consumer:
Credit cards	—	(1)	—%
Home equity lines of credit	1,550	75,052	2.07%
Personal	11,651	94,148	12.38%
Other	2	12,121	0.02%

Total consumer	$13,203	$181,320	7.28%

Total	$85,885	$11,129,424	0.77%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,004	$147,822	0.10%
Commercial real estate - non-owner occupied	525	(35,411)	0.04%
Commercial real estate - owner occupied	(990)	48,602	(0.08)%
Commercial and industrial	1,738	4,063	0.07%

Total commercial	$4,277	$165,076	0.04%

Construction	711	86,126	0.02%
Mortgage	469	12,610	0.03%
Consumer:
Credit cards	—	4	—%
Home equity lines of credit	(220)	618	(0.31)%
Personal	(888)	(9,895)	0.39%
Other	2	(3,768)	0.03%

Total consumer	$(1,106)	$(13,041)	(0.09)%

Total	$4,351	$250,771	0.02%

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

30-Jun-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$16,781	$2,520,789	0.67%
Commercial real estate - non-owner occupied	59,117	5,521,374	1.07%
Commercial real estate - owner occupied	49,051	3,003,855	1.63%
Commercial and industrial	141,362	8,043,752	1.76%

Total commercial	$266,311	$19,089,770	1.40%

Construction	10,579	1,468,201	0.72%
Mortgage	85,175	8,444,427	1.01%
Leasing	20,040	1,983,068	1.01%
Consumer:
Credit cards	92,306	1,215,293	7.60%
Home equity lines of credit	1,384	77,479	1.79%
Personal	103,654	1,876,463	5.52%
Auto	182,274	3,861,702	4.72%
Other	7,762	168,775	4.60%

Total consumer	$387,380	$7,199,712	5.38%

Total	$769,485	$38,185,178	2.02%

31-Mar-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,501	$2,374,915	0.57%
Commercial real estate - non-owner occupied	58,301	5,540,603	1.05%
Commercial real estate - owner occupied	50,212	2,956,559	1.70%
Commercial and industrial	147,829	7,693,523	1.92%

Total commercial	$269,843	$18,565,600	1.45%

Construction	9,512	1,358,979	0.70%
Mortgage	84,029	8,273,753	1.02%
Leasing	20,206	1,949,705	1.04%
Consumer:
Credit cards	96,523	1,187,777	8.13%
Home equity lines of credit	1,610	77,109	2.09%
Personal	101,437	1,850,023	5.48%
Auto	171,979	3,820,242	4.50%
Other	7,009	170,844	4.10%

Total consumer	$378,558	$7,105,995	5.33%

Total	$762,148	$37,254,032	2.05%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,280	$145,874	0.10%
Commercial real estate - non-owner occupied	816	(19,229)	0.02%
Commercial real estate - owner occupied	(1,161)	47,296	(0.07)%
Commercial and industrial	(6,467)	350,229	(0.16)%

Total commercial	$(3,532)	$524,170	(0.05)%

Construction	1,067	109,222	0.02%
Mortgage	1,146	170,674	(0.01)%
Leasing	(166)	33,363	(0.03)%
Consumer:
Credit cards	(4,217)	27,516	(0.53)%
Home equity lines of credit	(226)	370	(0.30)%
Personal	2,217	26,440	0.04%
Auto	10,295	41,460	0.22%
Other	753	(2,069)	0.50%

Total consumer	$8,822	$93,717	0.05%

Total	$7,337	$931,146	(0.03)%

Popular, Inc.

Financial Supplement to Second Quarter 2025 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Jun-25	31-Mar-25	30-Jun-24
Total stockholders’ equity	$5,954,018	$5,799,695	$5,372,678
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,954)	(802,954)	(804,428)
Less: Other intangibles	(5,844)	(6,229)	(8,235)

Total tangible common equity	$5,123,077	$4,968,369	$4,537,872

Total assets	$76,065,090	$74,038,606	$72,845,072
Less: Goodwill	(802,954)	(802,954)	(804,428)
Less: Other intangibles	(5,844)	(6,229)	(8,235)

Total tangible assets	$75,256,292	$73,229,423	$72,032,409

Tangible common equity to tangible assets	6.81%	6.78%	6.30%
Common shares outstanding at end of period	67,937,468	68,984,148	72,365,926
Tangible book value per common share	$75.41	$72.02	$62.71

	Quarterly average
Total stockholders’ equity [1]	$6,849,789	$6,785,208	$6,303,672
Average unrealized (gains) losses on AFS securities transferred to HTM	334,183	370,695	595,362

Adjusted total stockholder’s equity	7,183,972	7,155,903	6,899,034

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,953)	(802,953)	(804,427)
Less: Other intangibles	(6,096)	(6,585)	(8,706)

Total tangible equity	$6,352,780	$6,324,222	$6,063,758
Return on average tangible common equity	13.26%	11.36%	11.77%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com